               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

               ----------------------------------

                         AMENDMENT NO. 1
                               ON
                           FORM 8-K/A

                         CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported): APRIL 18, 1995



                   INSITUFORM MID-AMERICA, INC.
     (Exact name of registrant as specified in its charter)


     DELAWARE                 0-15280               43-1319439
 (State or other         (Commission File        (I.R.S. Employer
 jurisdiction of              Number)             Identification
  organization)                                       Number)


           17988 EDISON AVENUE
         CHESTERFIELD, MISSOURI                   63005-3700
(Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code:  (314) 532-6137

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (a)  Financial statements of businesses acquired.
               -------------------------------------------

               (i)   Independent Auditors' Report

               (ii) Consolidated Balance Sheets as of March 25, 1995 and March 26, 1994

               (iii) Consolidated Statements of Operations for the years
                     ended, respectively, March 25, 1995 and March 26, 1994

               (iv) Consolidated Statements of Stockholders' Equity for the years ended, respectively, March 25, 1995 and March 26, 1994

               (v) Consolidated Statements of Cash Flows for the years ended, respectively, March 25, 1995 and March 26, 1994

               (vi)  Notes to Consolidated Financial Statements

          (b)  Pro forma financial information.
               -------------------------------

               (i) Condensed Pro Forma Consolidated Balance Sheet as of March 31, 1995

               (ii) Condensed Pro Forma Consolidated Income Statement for the six months ended March 31, 1995

               (iii) Condensed Pro Forma Consolidated Income Statement for
                     the year ended September 30, 1994

          (c)  Exhibits. See Exhibit Index.
               --------

INDEPENDENT AUDITORS' REPORT

IMA Merger Sub, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of Enviroq Corporation and subsidiaries (renamed IMA Merger Sub, Inc.) as of March 25, 1995 and March 26, 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended March 25, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Enviroq Corporation and subsidiaries as of March 25, 1995 and March 26, 1994, and the results of their operations and their cash flows for each of the two years in the period ended March 25, 1995 in conformity with generally accepted accounting principles.

As discussed in Note 1, to the consolidated financial statements, the Company discontinued the operations of two of its subsidiaries; Synox Corporation and Sprayroq, Inc. and spun off their related assets, together with certain other assets, to a newly formed company on April 18, 1995. The loss from operations of these subsidiaries is included in income from discontinued operations in the accompanying consolidated financial statements. In addition on April 18, 1995, the Company sold all of its common stock to Insituform Mid-America, Inc.

As discussed in Note 16, the Company is involved in certain litigation and arbitration proceedings in connection with the merger with Insituform Mid-America, Inc. regarding certain aspects of its Insituform and NuPipe licensing agreements and the partnership agreement of Midsouth Partners. The ultimate outcome of these litigation and arbitration proceedings cannot presently be determined. Accordingly, no provision for any loss that may result upon resolution of these matters has been made in the accompanying consolidated financial statements.



/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Jacksonville, Florida
June 9, 1995

ENVIROQ CORPORATION

CONSOLIDATED BALANCE SHEETS

                                                                   March 1995       March 1994
                                                                   ----------       ----------

ASSETS
Current assets:
    Cash and cash equivalents. . . . . . . . . . . . . . .        $   621,477     $   218,806
    Contracts receivable (net of allowance for
       doubtful accounts of $0). . . . . . . . . . . . . .          3,671,831       3,315,651
    Marketable securities (at amortized cost which
       approximates market value). . . . . . . . . . . . .            203,083         360,485
    Inventories. . . . . . . . . . . . . . . . . . . . . .            960,716         876,083
    Costs and estimated earnings in excess of
       related billings. . . . . . . . . . . . . . . . . .            966,245       1,751,194
    Receivables from related parties . . . . . . . . . . .             15,978          86,358
    Income taxes receivable. . . . . . . . . . . . . . . .            112,998
    Prepaid expenses and other assets. . . . . . . . . . .            219,316         259,876
                                                                  -----------     -----------
                                                                    6,771,644       6,868,453
                                                                  -----------     -----------
Investment and other assets:
    Investments in and advances to affiliate . . . . . . .          1,322,529         913,808
    Receivable from New Enviroq. . . . . . . . . . . . . .            344,162
    Deferred income taxes. . . . . . . . . . . . . . . . .            131,806         170,332
    Other assets . . . . . . . . . . . . . . . . . . . . .            987,852       1,024,802
                                                                  -----------     -----------
                                                                    2,786,349       2,108,942
                                                                  -----------     -----------

Property, plant and equipment, at cost:
    Land . . . . . . . . . . . . . . . . . . . . . . . . .            252,789         252,789
    Buildings. . . . . . . . . . . . . . . . . . . . . . .          2,589,081       2,523,441
    Construction equipment . . . . . . . . . . . . . . . .          5,543,573       5,608,100
    Other equipment and vehicles . . . . . . . . . . . . .          2,448,462       1,985,306
    Construction in process. . . . . . . . . . . . . . . .            182,952          89,069
                                                                  -----------     -----------
                                                                   11,016,857      10,458,705

    Less accumulated depreciation. . . . . . . . . . . . .         (6,595,047)     (6,549,775)
                                                                  -----------     -----------
                                                                    4,421,810       3,908,930
                                                                  -----------     -----------
Net assets of discontinued operations. . . . . . . . . . .          1,943,227       2,718,767
                                                                  -----------     -----------
                                                                  $15,923,030     $15,605,092
                                                                  ===========     ===========


                See Accompanying Notes to Consolidated Financial Statements.

                                    2

                                                                   March 1995      March 1994
                                                                   ----------      ----------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Note payable . . . . . . . . . . . . . . . . . . . . .        $     1,000     $     1,000
    Accounts payable and accrued expenses. . . . . . . . .          2,071,227       1,226,867
    Salaries, wages and related taxes. . . . . . . . . . .            251,252         275,044
    Billings in excess of costs and estimated earnings . .                             34,706
    Due to related parties . . . . . . . . . . . . . . . .            696,726         914,295
    Income taxes payable . . . . . . . . . . . . . . . . .                             74,106
    Current portion of long-term debt and capital leases .            126,115         121,663
                                                                  -----------     -----------
                                                                    3,146,320       2,647,681

Long-term debt and capital leases. . . . . . . . . . . . .            339,401         465,515
Deferred compensation. . . . . . . . . . . . . . . . . . .            560,783         412,498
                                                                  -----------     -----------
                                                                    4,046,504       3,525,694
                                                                  -----------     -----------

Commitments and contingencies (Notes 4, 7 and 16)

Stockholders' Equity:
    Class C preferred stock-$1 par value; authorized
       1,000,000 shares, none issued or outstanding
    Common stock-$.44 par value; authorized 15,000,000 shares,
       issued 4,916,791 shares . . . . . . . . . . . . . .          2,163,388       2,163,388
    Additional paid-in capital . . . . . . . . . . . . . .          9,700,619      10,178,748
    Retained earnings (deficit). . . . . . . . . . . . . .            134,311        (140,946)
                                                                  -----------     -----------
                                                                   11,998,318      12,201,190

    Less treasury stock at cost, 51,404 shares . . . . . .           (121,792)       (121,792)
                                                                  -----------     -----------
                                                                   11,876,526      12,079,398
                                                                  -----------     -----------
                                                                  $15,923,030     $15,605,092
                                                                  ===========     ===========

         See Accompanying Notes to Consolidated Financial Statements.

ENVIROQ CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                        Years Ended
                                                              -------------------------------
                                                               March 1995          March 1994
                                                               ----------          ----------
Revenues . . . . . . . . . . . . . . . . . . . . . . . . . . .$21,263,498         $22,015,031
Cost of revenues . . . . . . . . . . . . . . . . . . . . . . . 17,252,236          17,903,924
                                                              -----------         -----------
    Gross profit . . . . . . . . . . . . . . . . . . . . . . .  4,011,262           4,111,107
Selling, general and administrative expenses . . . . . . . . .  2,868,240           2,657,907
                                                              -----------         -----------
    Income from operations . . . . . . . . . . . . . . . . . .  1,143,022           1,453,200
                                                              -----------         -----------

Other income:
    Equity in income of affiliate. . . . . . . . . . . . . . . .  531,971             150,254
    Interest . . . . . . . . . . . . . . . . . . . . . . . . .     78,897              57,042
    Other. . . . . . . . . . . . . . . . . . . . . . . . . . .    208,342             138,050
                                                              -----------         -----------
                                                                  819,210             345,346
                                                              -----------         -----------

Other expense:
    Interest . . . . . . . . . . . . . . . . . . . . . . . . .     85,299              57,437
    Other. . . . . . . . . . . . . . . . . . . . . . . . . . .     45,268              48,159
                                                              -----------         -----------
                                                                  130,567             105,596
                                                              -----------         -----------
Income from continuing operations before income taxes. . . . . .1,831,665           1,692,950
Income tax provision . . . . . . . . . . . . . . . . . . . . .   (794,000)           (671,000)
                                                              -----------         -----------

Income from continuing operations. . . . . . . . . . . . . . . .1,037,665           1,021,950

Discontinued operations (Note 1):
    Loss from operations of discontinued subsidiaries
      Synox and Sprayroq (less applicable income tax
      benefit of $272,000 and $265,000). . . . . . . . . . . .   (762,408)           (647,206)
                                                              -----------         -----------

Net income . . . . . . . . . . . . . . . . . . . . . . . . . .$   275,257         $   374,744
                                                              ===========         ===========

         See Accompanying Notes to Consolidated Financial Statements.

ENVIROQ CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
Years Ended March 1995 and 1994


                                          Common Stock
                                        ($.44 Par Value)       Additional    Retained     Treasury Stock
                                       ------------------       Paid-In      Earnings     --------------
                                      Shares       Amount       Capital     (Deficit)    Shares    Amount         Total
                                     ---------   ----------   -----------   ---------    ------   ---------    -----------
Balance March 27, 1993 . . . . .     4,871,791   $2,143,588   $10,072,923   $(515,690)   51,404   $(121,792)   $11,579,029

Net income . . . . . . . . . . .                                              374,744                              374,744

Issuance of common stock . . . .        45,000       19,800       105,825                                          125,625
                                     ---------   ----------   -----------   ---------    ------   ---------    -----------

Balance March 26, 1994 . . . . .     4,916,791    2,163,388    10,178,748    (140,946)   51,404    (121,792)    12,079,398

Net income . . . . . . . . . . .                                              275,257                              275,257

Organization costs of Synox
   and Sprayroq. . . . . . . . .                                 (478,129)                                        (478,129)
                                     ---------   ----------   -----------   ---------    ------   ---------    -----------

Balance March 25, 1995 . . . . .     4,916,791   $2,163,388   $ 9,700,619   $ 134,311    51,404   $(121,792)   $11,876,526
                                     =========   ==========   ===========   =========    ======   =========    ===========



         See Accompanying Notes to Consolidated Financial Statements.

ENVIROQ CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                         Years Ended
                                                              -------------------------------
                                                                March 1995         March 1994
                                                                ----------         ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income . . . . . . . . . . . . . . . . . . . . . . . . . .$   275,257         $   374,744
Adjustments to reconcile net income as adjusted to
     net cash provided by operating activities:
Depreciation . . . . . . . . . . . . . . . . . . . . . . . . .    975,922           1,099,004
Amortization . . . . . . . . . . . . . . . . . . . . . . . . .    193,908             142,018
Gain on disposal of fixed assets . . . . . . . . . . . . . . . . .(74,059)            (36,638)
Gain on disposal of securities . . . . . . . . . . . . . . . . . . (1,500)             (3,145)
Decrease in deferred income taxes. . . . . . . . . . . . . . .     38,526              69,008
Equity in income of affiliates . . . . . . . . . . . . . . . .   (531,971)           (150,254)
Increase in contracts receivable . . . . . . . . . . . . . . .   (356,180)         (1,182,237)
(Increase) decrease in income taxes receivable . . . . . . . .   (112,998)             96,414
Receivable from New Enviroq. . . . . . . . . . . . . . . . . .   (344,162)
Decrease (increase) in receivable from related parties . . . .     70,380             (47,523)
Increase in inventories. . . . . . . . . . . . . . . . . . . .    (84,633)           (139,905)
Decrease (increase) in costs and estimated earnings
    in excess of related billings. . . . . . . . . . . . . . .    784,949          (1,027,533)
Decrease (increase) in prepaid expenses and other current
    assets . . . . . . . . . . . . . . . . . . . . . . . . . .     40,560            (207,088)
Increase in other assets . . . . . . . . . . . . . . . . . . .   (156,958)           (262,847)
Increase in accounts payable and accrued expenses. . . . . . .    809,526              16,211
(Decrease) increase in salaries, wages and related taxes . . .    (23,792)            160,063
Decrease in billings in excess of costs and
    estimated earnings . . . . . . . . . . . . . . . . . . . .    (34,706)            (37,294)
(Decrease) increase in due to related parties. . . . . . . . .   (182,735)            726,826
(Decrease) increase in income taxes payable. . . . . . . . . .    (74,106)             74,106
Increase in deferred compensation. . . . . . . . . . . . . . .    148,285              62,923
Discontinued operations - non cash charges and working
    capital changes. . . . . . . . . . . . . . . . . . . . . .    285,358             233,920
                                                              -----------         -----------
Net cash provided by (used in) operating activities. . . . . .  1,644,871             (39,227)
                                                              -----------         -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities . . . . . . . . . . . . . . (8,870,000)         (3,500,000)
Sales of marketable securities . . . . . . . . . . . . . . . .  9,028,902           4,504,668
Proceeds from sale of equipment. . . . . . . . . . . . . . . .    129,613              38,781
Additions to property, plant and equipment . . . . . . . . . . (1,544,356)           (856,603)
Distribution of Midsouth Partnership Capital . . . . . . . . . . .123,250
Cash provided by (used in) discontinued segment. . . . . . . .    500,362             (62,817)
                                                              -----------         -----------
Net cash (used in) provided by investing activities. . . . . .   (632,229)            124,029
                                                              -----------         -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on obligations under capital leases . . . . . . . . .    (52,698)            (39,331)
Payments on long-term debt . . . . . . . . . . . . . . . . . .    (68,964)            (68,966)
Issuance of additional common stock. . . . . . . . . . . . . .                         84,375
                                                              -----------         -----------
Net cash used in financing activities. . . . . . . . . . . . .   (121,662)            (23,922)
                                                              -----------         -----------
    Net increase in cash and cash equivalents. . . . . . . . .    890,980              60,880
    Cash and cash equivalents at beginning of year . . . . . . .  235,666             174,786
    Cash and cash equivalents at end of year . . . . . . . . .$ 1,126,646         $   235,666
                                                              ===========         ===========

                      See Accompanying Notes to Consolidated Financial Statements.

ENVIROQ CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED MARCH 1995 AND 1994

 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    A. GENERAL INFORMATION.
       Pursuant to a Merger Agreement, dated November 2, 1994, by and among Enviroq Corporation ("Enviroq"), Insituform Mid-America, Inc. ("IMA") and IMA Acquisition Corp. ("Acquisition Corp."), on April 18, 1995, Acquisition Corp. acquired the common stock of and merged into Enviroq which changed its name to IMA Acquisition Corp. and, together with its wholly-owned subsidiaries, Insituform Southeast, Inc., Enviroq Services, Inc. (which subsequently changed its name to ISE Services, Inc.), E-Midsouth, Inc. and NuPipe Southeast, Inc. became subsidiaries of IMA. Immediately prior to the merger, the net assets of Synox Corporation ("Synox"), a wholly-owned subsidiary of Enviroq, and Sprayroq, Inc. ("Sprayroq"), a 50% owned subsidiary of Enviroq, approximately 11 acres of unimproved land and $500,000 in cash were transferred to New Enviroq, a newly formed public company, at their respective book values and all of the shares of New Enviroq were spun off by Enviroq to its shareholders. Each share of common stock of Enviroq issued and outstanding was converted into a right to receive a cash payment equal to the pro rata portion of the merger consideration of $15,250,000.

       The consolidated financial statements of the Company have been restated to reflect Synox and Sprayroq as discontinued operations. Summarized financial information for the discontinued operations as of and for the years ended March 1995 and 1994 is as follows:

       Balance Sheet Data:
                                                       1995           1994
                                                   -----------    -----------
       Assets
          Current Assets
             Cash and cash equivalents . . . . . . $   505,169    $    16,860
             Marketable securities . . . . . . . .                    500,000
             Other current assets  . . . . . . . .     171,709        261,430
                                                   -----------    -----------
                                                       676,878        778,290
          Other Noncurrent Assets. . . . . . . . .     722,211        807,555
          Net Property, Plant and Equipment. . . .   1,153,873      1,247,538
                                                   -----------    -----------
       Total Assets. . . . . . . . . . . . . . . .   2,552,962      2,833,383
                                                   -----------    -----------

       Liabilities
          Current Liabilities. . . . . . . . . . .      45,902         77,531
          Noncurrent Liabilities . . . . . . . . .     563,833         37,085
                                                   -----------    -----------
       Total Liabilities . . . . . . . . . . . . .     609,735        114,616
                                                   -----------    -----------
       Net Assets of Discontinued Operations . . . $ 1,943,227    $ 2,718,767
                                                   ===========    ===========



                                    7

       Discontinued Loss Data:

       Related Party Revenues. . . . . . . . . . . $   173,523    $   142,796
       Other Revenues. . . . . . . . . . . . . . .      43,110         78,322
                                                   -----------    -----------
          Total Revenues . . . . . . . . . . . . .     216,633        221,118
                                                   -----------    -----------
       Loss Before Income Taxes. . . . . . . . . .  (1,034,408)      (912,206)
       Income Tax Benefit. . . . . . . . . . . . .     272,000        265,000
                                                   -----------    -----------
       Net Loss. . . . . . . . . . . . . . . . . . $  (762,408)   $  (647,206)
                                                   ===========    ===========

       The Merger Agreement provides that New Enviroq will be responsible to reimburse Enviroq/IMA and pay all transaction costs incurred by Enviroq in connection with the negotiation and consummation of the Merger Agreement. These costs include:
       *  Registration of New Enviroq shares,
       *  Preparation and filing of Enviroq's Proxy Statement, and
       * All related professional fees and expenses and printing costs including the investment banking fees associated with the fairness opinion.

    B. BASIS OF PRESENTATION.
       Principles of Consolidation.
       The consolidated financial statements include the accounts of Enviroq Corporation, its wholly-owned subsidiaries, and its 50% owned subsidiary, Sprayroq, Inc. Sprayroq, Inc. is included on a consolidated basis because the Company has a majority voting interest of the stock of Sprayroq, Inc. As previously disclosed, the accounts of Synox and Sprayroq are disclosed as discontinued operations in the consolidated financial statements. All significant intercompany transactions are eliminated. The equity method of accounting is used for the Company's investment in its unconsolidated affiliate.

       Allocated Revenues and Expenses.
       Certain subsidiaries of Enviroq purchased chemical products from Sprayroq in order to fulfill requirements of outside contracts. The revenues earned from these outside contracts were allocated to Sprayroq based on the fair value of the products. Revenues allocated to Sprayroq were approximately $174,000 and $143,000 in 1995 and 1994. In addition, a pro-rata share of general and administrative corporate costs incurred by Enviroq have been allocated to Synox and Sprayroq based upon estimated time expended by corporate employees, services performed by outside vendors and usage of various corporate materials related to the operations of Synox and Sprayroq. General and administrative expenses allocated to Synox and Sprayroq were approximately $219,000 in 1995 and 1994. Management believes the above stated allocations of revenues and expenses were made on a reasonable basis; however, they do not necessarily reflect the results of operations which would have occurred had Synox and Sprayroq been independent entities nor are they necessarily indicative of future revenues or expenses.

    C. FISCAL YEAR.
       Enviroq's fiscal year ends on the last Saturday in March. Fiscal years 1995 and 1994 consisted of 52 weeks.

    D. ENVIROQ'S BUSINESS AND OPERATING CYCLE.
       Enviroq is engaged in the business of pipeline, sewer and conduit reconstruction, repair and rehabilitation using a process that provides a continuous, jointless tube with little or no excavation under normal conditions. Enviroq has the exclusive licensee for the Insituform and NuPipe processes in Alabama, Florida, Georgia, North Carolina, and South Carolina, and in addition, own 42.5% of Midsouth Partners, a general partnership which is the exclusive licensee of the Insituform and NuPipe processes in Tennessee, most of Kentucky, and northern Mississippi.

       The work is performed under cost-plus-fee and fixed-priced contracts, primarily with state and local government agencies. Because such contracts do not extend beyond one year, the accompanying balance sheets are presented on a classified basis.

    E. REVENUE AND COST RECOGNITION.
       Revenues from construction contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to total estimated costs for each contract (cost-to-cost method). This method is used because management considers costs incurred to be the best available measure of progress on these contracts.
       Revenues from cost-plus-fee contracts are recognized on the basis of costs incurred during the period plus the fee earned, measured by the cost-to-cost method.

       Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation. Selling, general and administrative costs are charged to expense as incurred. Changes in job performance, conditions and estimated profitability may result in subsequent revisions to costs and income. When possible, such revisions are recognized in the period that the related contract revenues and costs are recorded. Otherwise, they are recognized in the period in which the revisions are determined. The asset, "Costs and estimated earnings in excess of related billings", represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings", represents billings in excess of revenues recognized.

    F. CASH AND CASH EQUIVALENTS.
       Enviroq considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents except for certain short term state and municipal bond funds.

    G. INVENTORIES.
       Inventories, consisting of raw materials and supplies, are valued at the lower of cost (first-in, first-out method) or market.

    H. MARKETABLE SECURITIES.
       Marketable securities consist primarily of state and municipal tax exempt bonds and bond funds of various maturities carried at amortized cost which approximates market value. These investments are subject to market risk associated with fixed income securities. Enviroq classifies all debt and marketable equity securities in one or more of the following three categories: (1) Held-to-Maturity; (2) Available-for-Sale; and (3) Trading. Enviroq considers all securities to be available-for-sale securities. Realized gains and losses on these securities are determined on a specific identification basis. There were no unrealized holding gains or losses at March 1995 and 1994.

    I. INVESTMENT IN AND ADVANCES TO AFFILIATE.
       Enviroq's investment in Midsouth Partners, a general partnership, is accounted for by the equity method. Under the terms of the partnership agreement, Enviroq has a 42.5% interest in the partnership's profits or losses.

    J. INTANGIBLES.
       Costs incurred for certain sub-license agreements are being amortized over a 12 year period using the straight-line method.

       Organizational costs for NuPipe Southeast, Inc. and Enviroq Services, Inc. are being amortized over a three year period using the straight-line method.

       Enviroq purchased a license agreement from NU-PIPE, Inc. in December 1990. This agreement provides NuPipe Southeast, Inc. exclusive process rights within its territory and use of copyrighted information. This cost is being amortized over the life of the agreement (15 years) using the straight-line method.

       The excess of Enviroq's basis in Synox over the underlying net asset value is being amortized over a 15 year period using the straight-line method.

       Management periodically evaluates the likelihood of impairment of its intangible assets based upon anticipated future cash flows.

    K. PROPERTY, PLANT AND EQUIPMENT.
       Depreciation is provided principally on the straight-line method over the following estimated useful lives of the assets:

                                        Years
                                       -------
       Buildings . . . . . . . . . . . 5 to 40
       Construction equipment. . . . . 2 to 15
       Other equipment and vehicles. . 2 to  7

       Repairs and maintenance costs are charged to expense as incurred.

    L. CAPITALIZATION OF INTEREST.
       Interest incurred on major capital expenditures is capitalized during the period of construction. Capitalized interest was $14,357 and $3,664 for the years ended March 1995 and 1994, respectively.

    M. RESEARCH AND DEVELOPMENT COSTS.
       Research and development costs are expensed as incurred. For the years ended March 1995 and 1994 such costs relating to continuing operations were $69,295 and $47,320, respectively.

    N. INCOME TAXES.
       Enviroq Corporation files consolidated federal income tax returns.
       Income tax expense (benefit) is allocated to each member of the consolidated group on the basis of their respective taxable income or loss included in the consolidated income tax returns. Enviroq utilizes an asset and liability approach to financial accounting for income taxes. Under this method deferred tax assets and liabilities are recognized based on differences between financial statement and tax basis of assets and liabilities using presently enacted tax rates.

       In 1995 and 1994, deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of Enviroq assets and liabilities.

    O. PRODUCT WARRANTIES.
       Enviroq generally warrants that its products meet contract specifications. Such warranties cover materials and workmanship and are generally effective for a period of one year from date of contract completion. Liability for warranty claims is accrued when management determines that a specific liability exists and the amount can be reasonably estimated.

    P. RECLASSIFICATIONS.
       Certain reclassifications have been made to the 1994 consolidated financial statements to conform with the presentation adopted for 1995.

 2. CONTRACTS RECEIVABLE:

    Substantially all the contracts are with governmental units located within Enviroq's geographic territory. Contracts receivable are as follows:

                                                    March 1995     March 1994
                                                   -----------    -----------
    Completed contracts. . . . . . . . . . . . . . $   826,556    $ 1,077,604
    Contracts in process . . . . . . . . . . . . . . 2,100,609      1,960,791
    Retained . . . . . . . . . . . . . . . . . . .     744,666        277,256
                                                   -----------    -----------
                                                   $ 3,671,831    $ 3,315,651
                                                   ===========    ===========

 3. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS:

                                                    March 1995     March 1994
                                                   -----------    -----------
    Costs on uncompleted contracts . . . . . . . . $ 5,424,974    $ 4,848,507
    Estimated earnings . . . . . . . . . . . . . .     452,204      1,366,433
                                                   -----------    -----------
                                                     5,877,178      6,214,940
    Less billings to date. . . . . . . . . . . . .  (4,910,933)    (4,498,452)
                                                   -----------    -----------
                                                   $   966,245    $ 1,716,488
                                                   ===========    ===========

    Included in the accompanying consolidated balance sheets under the following captions:

                                                    March 1995     March 1994
                                                    -----------    -----------
    Costs and estimated earnings in excess
      of billings . . . .                         $   966,245    $ 1,751,194
    Billings in excess of costs and
      estimated earnings . . . .                                     (34,706)
                                                  -----------    -----------
                                                  $   966,245    $ 1,716,488
                                                  ===========    ===========

 4. INVESTMENT IN AND ADVANCES TO AFFILIATE:

    The Midsouth Partners partnership agreement requires each partner to fund additional capital contributions as may be necessary for operations of the partnership in proportion to their respective interests. In addition, Enviroq and one other partner are each obligated to loan up to $250,000 to Midsouth Partners for operating capital. As of March 1995, Enviroq had no loans outstanding under this agreement. During the year ended March 1995, Midsouth Partners distributed $290,000 to its owners. Enviroq's portion of this distribution was $123,250. Summary information for Midsouth Partners as of March 1995 and 1994 and for the twelve month periods then ended is as follows:

                                                               1995             1994
                                                            (Unaudited)      (Unaudited)
                                                            -----------      -----------
    Current assets . . . . . . . . . . . . . . . . . . . .  $ 2,545,224      $ 2,026,386
    Long-term assets . . . . . . . . . . . . . . . . . . .    1,293,161          971,842
                                                            -----------      -----------
    Total assets . . . . . . . . . . . . . . . . . . . . .  $ 3,838,385      $ 2,998,228
                                                            ===========      ===========

    Current liabilities. . . . . . . . . . . . . . . . . .  $   691,335      $   765,582
    Long-term liabilities. . . . . . . . . . . . . . . . .       35,218           82,510
                                                            -----------      -----------
    Total liabilities. . . . . . . . . . . . . . . . . . .  $   726,553      $   848,092
                                                            ===========      ===========

    Partnership equity . . . . . . . . . . . . . . . . . .  $ 3,111,832      $ 2,150,136
                                                            ===========      ===========

    Revenues . . . . . . . . . . . . . . . . . . . . . . .  $ 7,857,190      $ 6,357,515
                                                            ===========      ===========

    Gross profit . . . . . . . . . . . . . . . . . . . . .  $ 2,227,243      $ 1,479,577
                                                            ===========      ===========

    Net income . . . . . . . . . . . . . . . . . . . . . .  $ 1,251,696      $   352,855
                                                            ===========      ===========
    Enviroq's interest:
      Share of cumulative undistributed partnership income  $ 1,322,529      $   913,808
                                                            ===========      ===========

 5. LONG-TERM DEBT AND CAPITAL LEASES:

                                                    March 1995      March 1994
                                                    ----------     -----------
    Mortgage obligation under industrial
      development bond                              $   396,551     $   465,516
    Less current portion . . . . . . . . . . . . .      (68,966)        (68,965)
                                                    -----------     -----------
                                                    $   327,585     $   396,551
                                                    ===========     ===========

    In December 1985, Enviroq received proceeds of $965,145 from the issuance of a $1,000,000 Industrial Development Bond (the "Bond") by the City of Jacksonville, Florida and financed by Barnett Bank of Jacksonville, N.A. (the "Bank"). Principal is due in 174 equal monthly installments of $5,747 beginning July 1986 plus interest. Interest is computed at a rate of 91.7% of the Bank's base lending rate. The Bank's base lending rate was 9% at March 1995. The obligation is redeemable at the Bank's option, every five years beginning December 1, 1988 or upon occurrence of a tax violation as defined in the agreements. The obligation is secured by a first mortgage and a first security interest in substantially all of Enviroq's real and personal properties at March 1995.

    Restrictive covenants include: restrictions on the sale or transfer of project assets, change in entities, material adverse change in financial condition or operations, the subordination of all notes payable to stockholders, affiliates or related parties, limitations on additional funded debt, permitting total debt not to exceed 3 times net worth (including subordinated debt), maintaining net worth (including subordinated debt) of not less than $2,000,000, maintaining cash flow available for debt service at 1.5 times annual debt service for all funded debt before dividends may be paid, and maintaining a current ratio of at least 1.3-to-1.

    Aggregate long-term debt maturities subsequent to March 1995 are as follows:

                    March
       -------------------------------
       1996. . . . . . . . . . . . . . $ 68,966
       1997. . . . . . . . . . . . . .   68,966
       1998. . . . . . . . . . . . . .   68,966
       1999. . . . . . . . . . . . . .   68,966
       2000. . . . . . . . . . . . . .   68,966
       Thereafter. . . . . . . . . . .   51,721
                                       --------
                                       $396,551
                                       ========

    Enviroq acquired some of its vehicles subject to leasing arrangements that qualify for capitalization. The net book value of leased vehicles at March 25, 1995 is approximately $64,000.

    Future minimum rental payments for obligations under capital leases at March 25, 1995 are as follows:

       1996. . . . . . . . . . . . . . $ 60,662
       1997. . . . . . . . . . . . . .   11,956
                                       --------
          Total. . . . . . . . . . . .   72,618
          Less interest. . . . . . . .   (3,653)
                                       --------

          Total principal portion. . . $ 68,965
                                       ========

    At March 25, 1995, Enviroq had available two bank lines of credit aggregating $2,500,000 which terminated effective with the merger.

 6. INCOME TAXES:

    The provision for income taxes from continuing operations for the years ended March 1995 and 1994 includes the following:

                                                       1995         1994
                                                    ----------   ----------
    Current  . . . . . . . . . . . . . . . . . . .  $  755,000   $  602,000
    Deferred . . . . . . . . . . . . . . . . . . .      39,000       69,000
                                                    ----------   ----------
    Income tax provision . . . . . . . . . . . . .  $  794,000   $  671,000
                                                    ==========   ==========

    The differences between the provision for income taxes from continuing operations and income taxes computed using the Federal statutory rate for the years ended March 1995 and 1994 are as follows:

                                                       1995         1994
                                                    ----------   ----------
    Taxes computed at Federal statutory rate . . . $  623,000   $  576,000
    State income taxes, net of Federal tax benefit     76,000       61,000
    Nondeductible expenses . . . . . . . . . . . .     95,000       34,000
                                                   ----------   ----------
                                                   $  794,000   $  671,000
                                                   ==========   ==========

    The types of temporary differences and their related tax effects which create deferred taxes at March 1995 and 1994 are summarized as follows:

                                                      1995          1994
                                                    ----------   ----------
    Assets:
       Deferred compensation . . . . . . . . . . . $  209,172   $  156,733
       Other . . . . . . . . . . . . . . . . . . .     73,802       61,732
                                                   ----------    ---------
          Total assets . . . . . . . . . . . . . .    282,974      218,465
                                                   ----------    ---------

    Liabilities:
       Equity in Midsouth Partners . . . . . . . .    (92,632)     (48,133)
       Other . . . . . . . . . . . . . . . . . . .    (58,536)
                                                   ----------    ---------
          Total liabilities. . . . . . . . . . . .   (151,168)     (48,133)
                                                   ----------    ---------
          Net deferred tax asset . . . . . . . . . $  131,806    $ 170,332
                                                   ==========    =========

 7. COMMITMENTS:

    Enviroq leases certain vehicles and equipment used in its operations on a month-to-month basis. Total rent expense for all operating leases for the years ended March 1995 and 1994 was approximately $207,000 and $212,000 respectively. These amounts do not include equipment rented on a day-to-day basis.

    Under the terms of its sublicense agreements, Enviroq is obligated to pay the licensor royalties of 8% of contract revenue, excluding certain preparatory and finishing work. These agreements require the payment of minimum royalties of approximately $448,000 per year as of March 1995; extend for the life of the underlying patents and are cancelable, either by the licensee upon written notice, or by the licensor upon nonpayment of royalties or certain other events as defined.

    Pursuant to a supplement to the Sublicense Agreement dated December 1, 1990, future minimum royalties may be waived by the licensor if the licensor approves Enviroq's marketing and sales plan with respect to licensed processes. The Company has submitted such a plan which has been approved for the 1995 royalty year.

 8. RELATED PARTY TRANSACTIONS:

    Substantially all of Enviroq's insurance is purchased through Assurance Agency, Inc., an affiliate of SCE, Incorporated ("SCE"), a principal stockholder of Enviroq until April 18, 1995. Enviroq leases warehouse space from Sullivan, Long and Hagerty ("SLH") (the parent of SCE). The lease term is one year, renewable annually, and requires monthly payments of $1,750. Enviroq also purchased marketing promotion and related services from Market Potential, Incorporated, which is owned by a party associated with SCE.

    Enviroq purchased Insitutube, NuPipe and related products from Insituform Technologies, Inc. ("ITI") which was a stockholder of Enviroq until April 18, 1995.

    Total expenditures by Enviroq to the above affiliates for the years ended March 1995 and 1994 were approximately as follows:

                                                                    1995                1994
                                                                -----------         -----------
    ITI. . . . . . . . . . . . . . . . . . . . . . . . . . . .  $ 4,560,000         $ 4,223,000
    SCE and affiliates . . . . . . . . . . . . . . . . . . . .    1,063,000           1,053,000
    SLH. . . . . . . . . . . . . . . . . . . . . . . . . . . .       27,000              27,000
                                                                -----------         -----------
                                                                  5,650,000           5,303,000
    Capitalized expenditures . . . . . . . . . . . . . . . . .            0             (41,000)
                                                                -----------         -----------

    Amounts charged to cost of revenues and selling, general
       and administrative. . . . . . . . . . . . . . . . . . .  $ 5,650,000         $ 5,262,000
                                                                ===========         ===========

    For the years ended March 1995 and 1994 Enviroq provided $17,000 and $71,000, respectively, of operational support and contract related services to Midsouth Partners. For the years ended March 1995 and 1994, Midsouth Partners provided operational support to Enviroq of $15,000 and $298,000, respectively.

    Due to related parties is comprised of the following:

                                                                    1995                1994
                                                                -----------         -----------
    Royalties payable to licensors . . . . . . . . . . . . . .  $   360,000         $   341,000
    Inventory purchases payable to ITI . . . . . . . . . . . .      257,000             395,000
    Insurance payable to Assurance Agency, Inc.. . . . . . . .       50,000             111,000
    Inventory purchases payable to Sprayroq. . . . . . . . . .       22,000              35,000
    Payables to SCE and SLH. . . . . . . . . . . . . . . . . .        8,000
    Payable to Midsouth Partners . . . . . . . . . . . . . . .                           32,000
                                                                -----------         -----------
                                                                $   697,000         $   914,000
                                                                ===========         ===========

 9. RETIREMENT PLAN:

    Enviroq has a Retirement Plan (the "Plan") for its employees, which remains in effect with the IMA merger, which allows participants to make contributions by salary reduction pursuant to Section 401(K) of the Internal Revenue Code. The Board of Directors approved Enviroq contributions to the Plan for the year ended March 1995 and 1994 of $43,268 and $40,096, respectively, for allocation to eligible participant individual accounts. Participants under the Plan are fully vested within one year for Enviroq contributions.

10. STATEMENT OF CASH FLOWS:

    Supplemental disclosure of cash flow information for the years ended March 1995 and 1994 follows:

                                                       1995           1994
                                                   -----------    -----------
    Cash paid for:
       Interest. . . . . . . . . . . . . . . . . . $    38,681    $    61,355
       Income taxes. . . . . . . . . . . . . . . . $   483,323    $    89,130

    Non-cash investing transactions for 1995 include the write-off of fully depreciated property, plant and equipment of $930,650. Non-cash financing transactions for 1995 include the accrual of organization costs of approximately $478,000 with a corresponding reduction in additional paid-in capital.

    Non-cash investing and financing transactions for 1994 includes $161,000 related to assets acquired under capital leases and the issuance of 15,000 shares of common stock valued at $41,250 related to a previous acquisition described in Note 14.

11. PRINCIPAL CUSTOMER INFORMATION:

    Revenues from major customers (those providing over 10% of total revenues) were $2,880,000 and $2,975,000 (Miami/Dade County, Florida) for fiscal years 1995 and 1994, and $3,866,000 (Cobb County, Georgia) for fiscal year 1994.

12. STOCK OPTION PLANS:

    In August 1986, Enviroq adopted an incentive stock option plan and a non-qualified stock option plan. As of March 1994, options to purchase 491,060 shares of Enviroq common stock were outstanding. The IMA merger consideration cash payment of $15,250,000 included payment to stock option holders under both plans with stock options having an exercise price of less than the merger consideration price of $3.13 per share.
    As of April 18, 1995, the IMA merger date, holders of options to purchase 143,500 shares with exercise prices ranging from $2.125 to $2.9167 were paid the difference between the merger consideration price per share of $3.13 and the applicable exercise price per share which totalled approximately $46,000. In addition, on April 18, 1995, options to purchase 38,000 shares were exercised at exercise prices ranging from $3.1875 to $3.5063. Stock options to purchase 209,384 shares of common stock with exercise prices in excess of $3.13 per share were terminated effective with the merger. The remaining options to purchase 100,176 shares of Enviroq common stock expired.

13. DEFERRED COMPENSATION BENEFITS:

    Enviroq established non-qualified deferred compensation agreements, as amended, for certain employees providing for fixed annual benefits ranging from $10,000 to $100,000 payable over a period of 10 years in event of death, full disability or retirement at age 65. These deferred compensation agreements remain in effect subsequent to the merger with IMA on April 18, 1995.

    Benefits will be funded by life insurance contracts purchased by Enviroq. The cost of these benefits is being charged to expense and accrued using a present value method over the expected terms of employment. The charge to expense in continuing operations for the years ended March 1995 and 1994 was $231,842 and $93,640, respectively. Enviroq (IMA subsequent to April 18, 1995) reserves the right to terminate these agreements.

14. PURCHASE OF C&L WATERPROOFING, INC.:

    On January 2, 1991, Enviroq purchased substantially all the assets of C&L Waterproofing, Inc., a manhole reconstruction company for $320,000. The transaction was accounted for by the purchase method. Results of this business from January 2, 1991 are included in the accompanying combined financial statements.

    Because of a contingent purchase price provision, Enviroq issued 15,000 shares of common stock to the seller in fiscal year 1994. The fair value of the stock issued is accounted for as an additional cost of the acquired business.

15. OFFICERS INDEMNIFICATION TRUST:

    Enviroq (IMA subsequent to April 18, 1995) maintains a trust fund to indemnify officers and directors in the event legal proceedings are undertaken against the officers or directors as a result of actions on behalf of Enviroq. Trust investments are United States Treasury notes and bonds with varying maturity dates. Trust assets may only be used upon approval of the Board of Directors and for the uses specified in the trust agreement. The trust balance as of March 1995 and 1994 was $354,745 and $334,568, respectively.

16. LEGAL PROCEEDINGS:

    Enviroq is involved in certain litigation and arbitration proceedings in connection with the IMA merger regarding certain aspects of its Insituform and NuPipe licensing agreements and the partnership agreement of Midsouth Partners. The principal issue involves the failure by Insituform North America Corp. and NuPipe, Inc., subsidiaries of Insituform Technologies, Inc. ("ITI"), to grant consent under their respective licenses, and of a partner of Midsouth Partners, owned by Insituform East, to grant consent under the governing partnership agreement, to the transactions under the merger agreement between IMA and Enviroq. ITI, IMA and Enviroq have entered into various agreements to take no further legal action regarding such issues pending consummation of the transactions proposed between ITI and IMA or termination of such arrangements. Management is unable at this time to determine the effect, which could be material, of the ultimate outcome of these litigation and arbitration proceedings. Accordingly, no provision for any loss that may result upon resolution of these matters has been made in these consolidated financial statements.

17. SUBSEQUENT EVENTS:

    In addition to the Enviroq merger into IMA on April 18, 1995, ITI and IMA on May 23, 1995 entered into a definitive agreement which provides for the merger into IMA of a subsidiary of ITI formed for that purpose, as a result of which IMA would become a wholly-owned subsidiary of ITI. The ITI and IMA merger transaction is conditional upon obtaining certain approvals and other conditions being met.

                PRO FORMA CONDENSED FINANCIAL INFORMATION


The following unaudited pro forma condensed consolidated statements of income for the year ended September 30, 1994 and for the six months ended March 31, 1995, and the unaudited pro forma condensed consolidated balance sheet at March 31, 1995 (collectively, the "Pro Forma Statements") were prepared to illustrate the estimated effects of the acquisition of Enviroq Corporation (Enviroq) as if the acquisition had occurred for consolidated statement of income purposes on October 1, 1993, and for consolidated balance sheet purposes on March 31, 1995.

The pro forma financial information has been prepared on the basis of assumptions described in the notes thereto and includes assumptions relating to the allocation of the consideration paid for Enviroq to its respective assets and liabilities based on preliminary estimates of their respective fair values. The actual allocation of such consideration may differ from that reflected in the pro forma condensed consolidated financial statements after valuations and other studies to be performed pursuant to post closing adjustments related to the acquisition.

The Pro Forma Statements do not purport to represent what the Company's financial position or results of operations would actually have been if such events had occurred on October 1, 1993 or March 31, 1995, as the case may be, or to project the Company's financial position or results of operations for any future date or period.

                                  INSITUFORM MID-AMERICA, INC.

                    Unaudited Pro Forma Condensed Consolidated Balance Sheet

                                        March 31, 1995


                                     Insituform
                                    Mid-America,
                                        Inc.           Enviroq <F1>      Adjustments        Pro Forma
                                        ----           ------------      -----------        ---------
           Assets
           ------
Current assets:
   Cash and cash equivalents        $  2,647,576           621,477            -              3,269,053
   Accounts receivable                17,535,307         3,671,831            -             21,207,138
   Costs and estimated earnings
     in excess of billings on
     uncompleted contracts             9,228,693           966,245            -             10,194,938
   Inventory                           3,707,037           960,716            -              4,667,753
   Prepaid expenses and other
     current assets                    2,571,648           782,539            -              3,354,187
                                      ----------        ----------       ----------         ----------
                                      35,690,261         7,002,808            -             42,693,069
Property and equipment, net           22,232,679         4,421,810            -             26,654,489
Net assets of discontinued
   operations                              -             1,943,227       (1,943,227)<F3>         -
License costs                          1,829,974             -                -              1,829,974
Excess of cost over fair value
   of net assets acquired              2,072,518             -            6,016,701 <F2>     8,089,219
Deferred non-compete expense             820,482             -            3,000,000 <F2>     3,820,482
Patents                                3,334,706             -                -              3,334,706
Investment in and advances to
   affiliates                              -             1,322,529            -              1,322,529
Other                                     78,743           987,852            -              1,066,595
                                      ----------        ----------       ----------         ----------
                                    $ 66,059,363        15,678,226        7,073,474         88,811,063
                                      ==========        ==========       ==========         ==========

      Liabilities and
    Stockholders' Equity
    --------------------

Current liabilities:
   Note payable to bank                9,875,460             1,000            -              9,876,460
   Accounts payable                    5,564,382         1,030,943            -              6,595,325
   Accrued income taxes                  485,089          (112,998)         500,000 <F2>       872,091
   Accrued expenses                    4,852,224         1,291,536          200,000 <F2>     6,343,760
   Due to related parties                  -               696,726            -                696,726
   Current portion of long-term
     debt and capital leases               -               126,115        1,536,000 <F2>     1,662,115
                                      ----------        ----------       ----------         ----------
                                      20,777,155         3,033,322        2,236,000         26,046,477
                                      ----------        ----------       ----------         ----------
Long-term liabilities:
   Minority interest                   1,311,690             -                -              1,311,690
   Deferred income taxes               1,217,641          (131,806)           -              1,085,835
   Long-term debt and capital
     leases                                -               339,401       16,714,000 <F2>    17,053,401
   Other                                 282,885           560,783            -                843,668
                                      ----------        ----------       ----------         ----------
                                       2,812,216           768,378       16,714,000         20,294,594
                                      ----------        ----------       ----------         ----------
Commitments and contingencies
Stockholders' equity:
   Common stock                          107,557         2,163,388       (2,163,388)<F4>       107,557
   Additional paid-in capital         18,348,916         9,700,619       (9,700,619)<F4>    18,348,916
   Retained earnings                  24,463,079           134,311         (134,311)<F4>    24,463,079
   Cumulative translation
     adjustments                        (449,560)            -                -               (449,560)
                                      ----------        ----------       ----------         ----------
                                      42,469,992        11,998,318      (11,998,318)        42,469,992
   Less treasury stock, at cost            -              (121,792)         121,792 <F4>         -
                                      ----------        ----------       ----------         ----------
    Total stockholders' equity        42,469,992        11,876,526      (11,876,526)        42,469,992
                                      ----------        ----------       ----------         ----------
                                    $ 66,059,363        15,678,226        7,073,474         88,811,063
                                      ==========        ==========       ==========         ==========

                                                                         (Footnotes on following page)

                                    19

(Footnotes for preceding page)


- ----------------
<F1>  Reflects the historical balance sheet of Enviroq at March 25, 1995.

<F2>  Reflects (a) the establishment of a $3 million non-compete agreement,
      (b) transaction costs of $200,000, (c) accrued income taxes from the spin-off of the net assets of discontinued operations of $500,000 and
      (d) the allocation of the Enviroq purchase price to the fair value of the net assets acquired as follows:

      Working capital                                  $ 3,269,486
      Property and equipment, net                        4,421,810
      Investment in and advance to affiliates            1,322,529
      Non-compete agreement                              3,000,000
      Other assets                                         987,852
      Deferred income taxes                                131,806
      Long-term debt and capital leases                   (339,401)
      Non-compete note payable                          (3,000,000)
      Other liabilities                                   (560,783)
      Goodwill                                           6,016,701
                                                        ----------
            Purchase price funded with
               long-term debt                          $15,250,000
                                                        ==========

<F3>  Reflects the elimination of net assets of discontinued operations which were spun-off to the stockholders of Enviroq immediately prior to the Company's acquisition of Enviroq.

<F4>  Reflects the elimination of historical stockholders' equity of Enviroq.

                                             INSITUFORM MID-AMERICA, INC.

                          Unaudited Pro Forma Condensed Consolidated Statement of Income

                                           Six Months Ended March 31, 1995



                                     Insituform
                                    Mid-America,
                                        Inc.           Enviroq <F1>      Adjustments        Pro Forma
                                        ----           ------------      -----------        ---------
Contract revenues                   $ 50,663,251        10,752,276            -             61,415,527
Cost of contract revenues             37,435,917         9,075,389            -             46,511,306
                                      ----------        ----------        ---------         ----------
Gross profit                          13,227,334         1,676,887            -             14,904,221
                                      ----------        ----------        ---------         ----------
Costs and expenses:
   General and administrative
     expenses                          4,655,447         1,081,114          400,000 <F2>     6,136,561
   Selling expenses                    1,556,900           442,730            -              1,999,630
   Research and development
     expenses                            518,111            36,787            -                554,898
                                      ----------        ----------        ---------         ----------
                                       6,730,458         1,560,631          400,000          8,691,089
                                      ----------        ----------        ---------         ----------
Income from operations                 6,496,876           116,256         (400,000)         6,213,132
                                      ----------        ----------        ---------         ----------
Interest income                           57,737            42,031            -                 99,768
Interest expense                        (324,472)          (78,551)        (672,810)<F3>    (1,075,833)
Joint venture income                     140,000           379,673            -                519,673
Other income (expense)                   (49,649)           (5,588)        (120,334)<F4>      (175,571)
                                      ----------        ----------        ---------         ----------
                                        (176,384)          337,565         (793,144)          (631,963)
                                      ----------        ----------        ---------         ----------
Income before taxes and minority
   interest                            6,320,492           453,821       (1,193,144)         5,581,169
Provision for income taxes             2,148,968           196,015         (413,032)<F5>     1,931,951
                                      ----------        ----------        ---------         ----------
Income before minority interest        4,171,524           257,806         (780,112)         3,649,218
Minority interest in income of
   consolidated subsidiary              (736,795)            -                -               (736,795)
                                      ----------        ----------        ---------         ----------
Income from continuing operations   $  3,434,729           257,806         (780,112)         2,912,423
                                      ==========        ==========        =========         ==========

Income from continuing operations
   per common share                          .31                                                   .26
                                      ==========                                            ==========

Average common shares outstanding     11,060,000                                            11,060,000
                                      ==========                                            ==========

<F1>  Reflects the addition of the historical operating results of Enviroq.

<F2>  Reflects the payment of a $200,000 annual consulting fee and the amortization of the non-compete agreement over five years. The consulting fee is based upon a five-year consulting agreement.

<F3>  Reflects the interest expense associated with (a) $15.25 million in long-term debt to fund the purchase of Enviroq based on a 60-day Libor rate plus 1.75% and (b) $3 million non-compete note payable at 6%.

<F4>  Reflects the amortization of goodwill over 25 years.

<F5>  Reflects the tax benefit associated with the interest expense on the long-term debt to fund the purchase of Enviroq and non-compete note payable, and the payment of annual consulting fees. Goodwill amortization does not receive an income tax benefit.

                                INSITUFORM MID-AMERICA, INC.

             Unaudited Pro Forma Condensed Consolidated Statement of Income

                                Year Ended September 30, 1994


                                     Insituform
                                    Mid-America,
                                        Inc.           Enviroq <F1>      Adjustments        Pro Forma
                                        ----           ------------      -----------        ---------
Contract revenues                   $ 75,279,329        21,780,796            -             97,060,125
Cost of contract revenues             54,472,300        17,068,285            -             71,540,585
                                      ----------        ----------        ---------         ----------
Gross profit                          20,807,029         4,712,511            -             25,519,540
                                      ----------        ----------        ---------         ----------
Costs and expenses:
   General and administrative
     expenses                          7,779,777         1,396,750          800,000 <F2>     9,976,527
   Selling expenses                    3,170,447         1,248,141            -              4,418,588
   Research and development
     expenses                            652,166            55,406            -                707,572
                                      ----------        ----------        ---------         ----------
                                      11,602,390         2,700,297          800,000         15,102,687
                                      ----------        ----------        ---------         ----------
Income from operations                 9,204,639         2,012,214         (800,000)        10,416,853
                                      ----------        ----------        ---------         ----------
Interest income                          131,218            63,283            -                194,501
Interest expense                        (324,422)          (38,458)      (1,030,309)<F3>    (1,393,189)
Joint venture income                     164,298           332,345            -                496,643
Other income (expense)                  (211,991)          217,965         (240,668)<F4>      (234,694)
                                      ----------        ----------        ---------         ----------
                                        (240,897)          575,135       (1,270,977)          (936,739)
                                      ----------        ----------        ---------         ----------
Income before taxes and minority
   interest                            8,963,742         2,587,349       (2,070,977)         9,480,114
Provision for income taxes             3,734,824         1,078,861         (701,699)<F5>     4,108,986
                                      ----------        ----------        ---------         ----------
Income before minority interest        5,228,918         1,508,488       (1,366,278)         5,371,128
Minority interest in income of
   consolidated subsidiary              (179,867)            -                -               (179,867)
                                      ----------        ----------        ---------         ----------
Income from continuing
   operations                       $  5,049,051         1,508,488       (1,366,278)         5,191,261
                                      ==========        ==========        =========         ==========

Income from continuing opera-
   tions per common share                    .45                                                   .47
                                      ==========                                            ==========

Average common shares outstanding     11,102,000                                            11,102,000
                                      ==========                                            ==========


                                                                         (Footnotes on preceeding page)

                          SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  June 30, 1995

                                INSITUFORM MID-AMERICA, INC.



                                By /s/ Joseph F. Olson
                                  ------------------------------------------
                                   Joseph F. Olson, Vice President - Finance
                                   and Administration

                                           EXHIBIT INDEX
                                                                                         Sequential
Exhibit                                                                                     Page
Number                              Description                                            Number
- -------                             -----------                                          ----------
   2         Merger Agreement, dated as of November 2, 1994, by and among                   N/A
             Insituform Mid-America, Inc., IMA Merger Sub, Inc., Enviroq
             Corporation and New Enviroq Corporation, filed as Exhibit Number
             10.6 to Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1994, is hereby incorporated herein by reference.

  23         Consent of Deloitte & Touche LLP




                                    - 4 -